SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C. 20549

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                       AIRBORNE FREIGHT CORPORATION
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                               91-0837569
(STATE OR OTHER JURISDICTION OF           (IRS EMPLOYER ID. NO.)
INCORPORATION OR ORGANIZATION)

                     3101 WESTERN AVENUE, P.O. BOX 662
                         SEATTLE, WASHINGTON 98111
                              (206) 285-4600
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
               OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                  1994 AIRBORNE KEY EMPLOYEE STOCK OPTION
                    AND STOCK APPRECIATION RIGHTS PLAN

                               -------------

                             ROY C. LILJEBECK
           EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       AIRBORNE FREIGHT CORPORATION
                     3101 WESTERN AVENUE, P.O. BOX 662
                         SEATTLE, WASHINGTON 98111
                              (206) 285-4600
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               -------------

                      CALCULATION OF REGISTRATION FEE

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
                                 Proposed        Proposed
                                 Maximum         Maximum
Title of                         Offering Price  Aggregate     Amount of
Securities To    Amount To Be    Per Share or    Offering      Registration
Be Registered    Registered (1)  Unit (2)        Price (2)     Fee
- ----------       ----------      ----------      ----------    ----------
Common Stock,
par value
$1.00 per share 1,950,000 Shs.   $19 7/16         $37,903,125  $13,070.04

Preferred Stock
Purchase Rights
(3)             1,950,000 Rts.      --               --           --


     -----------------------------------------------------------------

(1) Plus (i) an indeterminate number of shares of Common Stock and Preferred Stock Purchase Rights that may become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1993, an indeterminate amount of such interests in the Plan.

(2) Computed pursuant to Rule 457 based on the average of the high and low sales prices reported for the New York Stock Exchange on April 24, 1995.

(3) Preferred Stock Purchase Rights are initially attached to and trade with shares of Common Stock. Value attributable to such rights, if any, is reflected in the market price for shares of Common Stock.

                                  PART II

Item 3. Incorporation of Documents by Reference

       This registration statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Airborne Freight Corporation (the "Registrant") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"):

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of 1994.

     3. The description of the Common Stock of the Registrant set forth in the Registration Statement on Form 10 filed with the Commission pursuant to the Exchange Act and declared effective on June 23, 1975.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

     For purposes of this registration statement, any statement incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed thereafter, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel

     The opinion of Riddell, Williams, Bullitt & Walkinshaw, 1001 Fourth Avenue Plaza, Suite 4400, Seattle, Washington 98154, is being filed herewith as Exhibit 5. J. Vernon Williams, a member of said firm, is an Assistant Secretary of the Registrant. Certain other members of the firm serve as officers and/or directors of the Registrant's subsidiaries. As of April 1, 1995, members of the firm held approximately 12,000 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers

     Article Twelfth of the Restated Certificate of Incorporation of the Registrant provides:

          No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that this Article TWELFTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware (or successor provision), or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     The Restated Certificate of Incorporation of the Registrant requires the Registrant to indemnify its officers and directors from all expenses and liabilities to the full extent permitted by Delaware law, specifically providing for indemnities to any director, officer or former director or officer or any person who may have served at the Registrant's request as a director or officer of another corporation (including any heirs, personal representatives and estates of any indemnified parties), against all costs and expenses, including attorneys' fees reasonably incurred by him/her or imposed on him/her in connection with any action, proceeding or investigation, whether civil, administrative or criminal (including any shareholder's action and any other action in which the Registrant is a party, plaintiff or defendant), in which he/she is or may be a party or is proceeded against or involved by any reason of any action alleged to have been taken by him/her or omitted by him/her in such action, proceeding or investigation, or sums paid in settlement or compromise thereof with the approval of the Board of Directors. The indemnification provisions do not apply unless the indemnified party acted in a manner reasonably believed by him/her to be in or not opposed to the best interests of the corporation, and do not apply if such person is found (1) to be guilty of willful misconduct, bad faith or gross negligence in the performance of his/her duties to the corporation, in a derivative action or one brought by the corporation, or (2) to be guilty of willful misconduct or bad faith, if such action or proceeding is brought by a third party.

     Expenses incurred in defending such action, proceeding or investigation may be paid by the Registrant in advance of the final disposition upon receipt of an undertaking by the indemnified party to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Registrant.

     In addition to the indemnification provision described above, the Registrant maintains a directors and officers liability policy which insures its officers and directors against certain liabilities.

Item 7.   Exemption from Registration Claimed

     Not Applicable.

Item 8.   Exhibits

     The following documents are filed as part of this registration statement or incorporated by reference herein:

Exhibit   Description
- -------   -----------
4(a)      Rights Agreement, dated as of November 20, 1986, between the Company and First Jersey National Bank (predecessor to First Interstate Bank,
          Ltd. "FIB") as Rights Agent (incorporated herein by reference from
          Exhibit 1 to the Company's Registration Statement on Form 8-A, dated
          November 28, 1986).

4(b)      Certificate of Designation of Series A Participating Cumulative
          Preferred Stock Setting Forth the Powers, Preferences, Rights
          Qualifications, Limitations and Restrictions of Such Series of
          Preferred Stock of the Company(incorporated by reference from Exhibit 2 to the Company's Registration Statement on Form 8-A, dated November 28, 1986).

4(c)      Form of Right Certificate relating to the Rights Agreement (see
          Exhibit 4(a) above, incorporated by reference from Exhibit 3 to the Company's Registration Statement on Form 8-A, dated
          November 28, 1986).

4(d)      Letter dated January 5, 1990, from the Company to FIB, appointing
          FIB as successor Rights Agent under the Rights Agreement dated as of November 20, 1986, between the Company and the First Jersey
          National Bank (incorporated by reference from Exhibit 4(c) to the Company's Form 10-K for the year ended December 31, 1989).

4(e) Amendment to Rights Agreement entered into as of January 24, 1990, between the Company and FIB (incorporated herein by reference from Exhibit 4(d) to the Company's Form 10-K for the year ended
          December 31, 1989).

4(f)      Third Amendment to Rights Agreement entered into as of November 6,
          1991 between the Company and FIB (incorporated herein by reference from Exhibit 4(a) to the Company's Form 10-K for the year ended
          December 31, 1991).

4(g)      Certificate of Designation of Preferences of Preferred Shares of
          Airborne Freight Corporation filed with the Office of the Secretary of State of Delaware on January 26, 1990 (incorporated by reference from Exhibit 4(a) to the Company's Form 10-K for the year ended
          December 31, 1989).

5         Opinion of Riddell, Williams, Bullitt & Walkinshaw.

23(a)     Consent of Deloitte & Touche LLP.

23(b) Consent of Riddell, Williams, Bullitt & Walkinshaw (included in its opinion filed as Exhibit 5 to this registration statement).

99(a)     1994 Airborne Key Employee Stock Option and Stock Appreciation
          Rights Plan, (incorporated herein by reference from Exhibit 10(d) to the Company's Form 10-K for the year ended December 31, 1993).


Item 9.   Undertakings

     The undersigned Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1993 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on April 28, 1995.



                                   AIRBORNE FREIGHT CORPORATION


                                   By: /s/Robert S. Cline
                                       ------------------
                                       Robert S. Cline
                                       Chief Executive Officer






                             POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints ROBERT S. CLINE and ROY C.
LILJEBECK, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the date indicated.

DATE             Title                           Signature
- ----             ------                          ---------
April 28, 1995   Chairman of the Board &         /s/Robert S. Cline
                 Chief Executive Officer         -------------------
                 (Principal Executive Officer)   Robert S. Cline


April 28, 1995   President,                      /s/Robert G. Brazier
                 Chief Operating Officer         ---------------------
                 & Director                      Robert G. Brazier


April 28, 1995   Executive Vice President        /s/Roy C. Liljebeck
                 & Chief Financial Officer       -------------------
                 (Principal Financial Officer)   Roy C. Liljebeck


April 28, 1995   Senior Vice President,          /s/Lanny H. Michael
                 Treasurer & Controller          --------------------
                 (Principal Accounting Officer)  Lanny H. Michael


April 28, 1995   Director                        /s/Harold M. Messmer Jr.
                                                 -----------------------
                                                 Harold M. Messmer Jr.


April 28, 1995   Director                        /s/Richard M. Rosenberg
                                                 -----------------------
                                                 Richard M. Rosenberg


April 28, 1995   Director                        /s/Andrew V. Smith
                                                 -------------------
                                                 Andrew V. Smith


                             INDEX TO EXHIBITS

     The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit  Description
- -------  -----------
4(a)     Rights Agreement, dated as of November 20, 1986, between the Company and First Jersey National Bank (predecessor to First Interstate Bank,
         Ltd. "FIB") as Rights Agent (incorporated herein by reference from
         Exhibit 1 to the Company's Registration Statement on Form 8-A, dated
         November 28, 1986).

4(b)     Certificate of Designation of Series A Participating Cumulative
         Preferred Stock Setting Forth the Powers, Preferences, Rights
         Qualifications, Limitations and Restrictions of Such Series of
         Preferred Stock of the Company(incorporated by reference from Exhibit 2 to the Company's Registration Statement on Form 8-A, dated November 28, 1986).

4(c)     Form of Right Certificate relating to the Rights Agreement (see
         Exhibit 4(a) above, incorporated by reference from Exhibit 3 to the Company's Registration Statement on Form 8-A, dated
         November 28, 1986).

4(d)     Letter dated January 5, 1990, from the Company to FIB, appointing
         FIB as successor Rights Agent under the Rights Agreement dated as of November 20, 1986, between the Company and the First Jersey
         National Bank (incorporated by reference from Exhibit 4(c) to the Company's Form 10-K for the year ended December 31, 1989).

4(e) Amendment to Rights Agreement entered into as of January 24, 1990, between the Company and FIB (incorporated herein by reference from Exhibit 4(d) to the Company's Form 10-K for the year ended
         December 31, 1989).

4(f)     Third Amendment to Rights Agreement entered into as of November 6,
         1991 between the Company and FIB (incorporated herein by reference from Exhibit 4(a) to the Company's Form 10-K for the year ended
         December 31, 1991).

4(g)     Certificate of Designation of Preferences of Preferred Shares of
         Airborne freight Corporation filed with the Office of the Secretary of State of Delaware on January 26, 1990 (incorporated by reference from Exhibit 4(a) to the Company's Form 10-K for the year ended
         December 31, 1989).

5        Opinion of Riddell, Williams, Bullitt & Walkinshaw.

23(a)    Consent of Deloitte & Touche LLP.

23(b) Consent of Riddell, Williams, Bullitt & Walkinshaw (included in its opinion filed as Exhibit 5 to this registration statement).

99(a)    1994 Airborne Key Employee Stock Option and Stock Appreciation
         Rights Plan, (incorporated herein by reference from Exhibit 10(d) to the Company's Form 10-K for the year ended December 31, 1993).
